Exhibit 99.1

Noble Corporation Reports Fourth Quarter and Full Year 2011 Earnings

ZUG, Switzerland, January 25, 2012 – Noble Corporation (NYSE: NE) today reported fourth quarter 2011 earnings of $127 million, or $0.50 per diluted share, compared to $135 million, or $0.53 per diluted share, for the third quarter of 2011. Earnings for the fourth quarter 2010 totaled $99 million, or $0.39 per diluted share. Contract drilling services revenues for the fourth quarter of 2011 were $720 million compared to $705 million in the third quarter of 2011 and $614 million in the fourth quarter of 2010.

Earnings for the full year 2011 totaled $371 million, or $1.46 per diluted share, on contract drilling services revenues of $2.6 billion. The results compared to earnings of $773 million, or $3.02 per diluted share on contract drilling services revenues of $2.7 billion in 2010.

“During the fourth quarter, we continued to make progress in our newbuild program, with two more of our ultra-deepwater drillships, the Noble Bully II and Noble Globetrotter I, departing shipyards, bringing to three the number of new technically advanced drillships scheduled to commence contracts during the first quarter of 2012,” said David W. Williams, Chairman, President and Chief Executive Officer. “These units, and the other five drillships and six high-specification jackup rigs currently under construction, are intended to enhance our competitive position and long-term revenue growth potential by equipping us to meet the most complex drilling needs of our customers. Also, improving industry activity allowed us to place several rigs back into active status in the quarter, including the semisubmersible Noble Paul Romano and jackup rigs Noble Gene House, Noble Joe Beall and Noble Dick Favor. From a backlog perspective, we added approximately $1 billion in contract commitments (net of backlog rolloff) during 2011, including over $840 million net in the fourth quarter of 2011, resulting in total contract backlog of $13.7 billion at December 31, 2011. Some of these contract awards allowed us to enter or enhance our presence in operating regions, such as Australia, the Mediterranean and Saudi Arabia, supporting our strategic objective of increased geographic diversification.

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While we continue to work on our initiatives to mitigate fleet downtime, some of our semisubmersibles and drillships again experienced unacceptable levels of non-productive time, resulting in lower than expected revenues in the fourth quarter and unfavorably impacting operating costs, which hampered our margins. Reducing fleet downtime is a Company-wide focus as we begin 2012,” noted Williams.

Contract drilling services revenues for the fourth quarter 2011 of $720 million improved 2 percent from the third quarter 2011 and 17 percent from the fourth quarter 2010. Contract drilling margin for the fourth quarter 2011 was approximately 47 percent, compared to 49 percent and 46 percent in the third quarter of 2011 and fourth quarter of 2010, respectively. The Company’s revenues and operating margins over the past year were, in part, negatively impacted by the drilling moratorium and reduced pace of well permitting in the U.S. Gulf of Mexico that followed the Macondo incident.

Net cash from operating activities was $285 million in the fourth quarter 2011 and $759 million for full year 2011. Capital expenditures in the fourth quarter 2011 totaled $652 million, including $390 million (excluding capitalized interest) related to the Company’s fleet expansion program. For the year, capital expenditures amounted to $2.6 billion, including $1.7 billion (excluding capitalized interest) associated with the fleet expansion program. Debt as a percentage of total capitalization increased slightly to approximately 33 percent at December 31, 2011, from approximately 32 percent at the end of the third quarter 2011.

Operating Highlights

At year-end 2011, approximately 68 percent of the Company’s available rig operating days were committed for 2012, including 69 percent of the floating rig days and 72 percent of the jackup fleet days.

In the U.S. Gulf of Mexico, deepwater drilling activity remained robust as operators continued to initiate drilling programs slowed by the well permitting process. Short- and long-term requirements of operators are increasingly apparent, as evidenced by the recent contract award for the ultra-deepwater semisubmersible rig Noble Jim Day covering three-years at a dayrate of $530,000, excluding a 15 percent bonus opportunity. The contract is expected to commence in early 2013. Approximately 10 months of the operating days that remain open on the rig in 2012 are expected to be largely committed to short-term operator requirements. Also, the ultra-deepwater drillship Noble Bully I commenced client acceptance and testing procedures during the fourth quarter of 2011, with an expected date for completion and contract commencement of February 2012.

In Mexico, utilization of the Company’s jackup rig fleet improved to 84 percent in the fourth quarter of 2011. Contract awards were secured for the jackups Noble Eddie Paul, Noble Bill Jennings and Noble Leonard Jones covering contract durations ranging from 1,068 days to 1,406 days. Dayrates for each rig improved to $112,000 from $100,000 previously. Also, the Company’s deepwater semisubmersible rig Noble Max Smith completed a multi-year drilling assignment in December 2011 and is currently mobilizing to the U.S. Gulf of Mexico to complete maintenance and certifications. Operator interest for the rig remains strong.

In the North Sea, the Company’s jackup rig fleet utilization remained at 100 percent in the fourth quarter and customers aggressively moved to secure rig commitments through 2012 and into 2013. The Company currently has four of its eight jackup rigs committed into 2013, with the remaining units committed to late 2012. Recently, the jackup Noble Byron Welliver was awarded a one-year contract at a dayrate of $122,000, up from a previous dayrate of $91,000. The rig is now committed until July 2013. In the Eastern Mediterranean Sea, the semisubmersible rig Noble Paul Romano began an estimated six-month contract, before options, following the mobilization of the rig from the U.S. Gulf of Mexico. Noble now has two deepwater semisubmersibles in the region, which is expected to offer additional contract opportunities as drilling results confirm compelling hydrocarbon prospects.

The Company’s jackup rig fleet in the Middle East and India recorded utilization of 89 percent in the fourth quarter compared to 83 percent in the previous quarter in 2011. The jackup rigs Noble Gene House and Noble Joe Beall returned to active status in the quarter, with each rig commencing a three-year contract with Saudi Aramco. Also, the jackup rig Noble Charles Copeland was awarded a three-year contract from Saudi Aramco at a dayrate of $95,000. The contract is expected to commence in July 2012. The Company now has five jackup rigs under contract with Saudi Aramco.

Outlook

In closing, Williams commented, “As we enter 2012, Noble has a number of reasons to be optimistic. Our fleet transformation program is providing tangible results, with the initial three ultra-deepwater drillships expected to meaningfully contribute to operating results this year. Also, the direct negative fallout from the Macondo incident is largely behind us, and all of our active U.S. Gulf of Mexico-based semisubmersibles start the year at their full operating dayrates. In spite of continued global macroeconomic uncertainty, our industry continues to display signs of cyclical improvement, especially in the deepwater sector, where operator needs are building in multiple regions, supported by strong geologic success, stable crude oil prices, a growing interest in frontier locations, and larger exploration and production spending budgets. We are in a position in 2012 to benefit from this recovery, with available rig days to offer our clients on several deepwater units, including the Noble Jim Day, Noble Max Smith, Noble Amos Runner, Noble Paul Romano and Noble Homer Ferrington.

The Company remains focused on strong execution in our fleet expansion program and on several strategic initiatives, including expansion into key regions, improved revenue efficiency through lower fleet downtime and completion of our non-core fleet evaluation process. We believe that Noble is well positioned to drive long-term, sustainable value for our shareholders and unparalleled service, safety and operational integrity for our customers.”

About Noble

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 79 offshore drilling units (including five ultra-deepwater rigs and six jackup drilling rigs currently under construction), located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, West Africa and Asian Pacific. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

Statements regarding contract backlog, earnings, costs, revenue, rig demand, fleet condition or performance, shareholder value, timing of delivery of newbuilds, contract commitments, dayrates, contract commencements, contract extensions or renewals, letters of intent or award, industry fundamentals, customer relationships and requirements, strategic initiatives, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by regulatory authorities, customers and other third parties, legislation and regulations affecting drilling operations, compliance with regulatory requirements, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, delays in the construction of newbuilds, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Conference Call

Noble has scheduled a conference call and webcast related to its fourth quarter and full year 2011 results on Thursday, January 26, 2012, at 8:00 a.m. U.S. Central Time. Interested parties are invited to listen to the call by dialing 1-866-461-7129, or internationally 1-706-679-3084, using access code: 20606604, or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site.

A replay of the conference call will be available on Thursday, January 26, 2012, beginning at 11:00 a.m. U.S. Central Time, through Thursday, February 9, 2012, ending at 5:00 p.m. U.S. Central Time. The phone number for the conference call replay is 1-855-859-2056 or, for calls from outside of the U.S., 1-404-537-3406, using access code: 20606604. The replay will also be available on the Company’s Web site following the end of the live call. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”

For additional information, contact:

For Investors:	Jeffrey L. Chastain, Vice President – Investor Relations,

Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed, Director of Corporate Communications,

Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Operating revenues
Contract drilling services	$719,711	$614,418	$2,556,758	$2,695,493
Reimbursables	15,344	19,668	79,195	76,831
Labor contract drilling services	15,881	8,816	59,004	32,520
Other	109	883	875	2,332

	751,045	643,785	2,695,832	2,807,176

Operating costs and expenses
Contract drilling services	382,562	331,930	1,384,200	1,177,800
Reimbursables	8,642	14,955	58,439	59,414
Labor contract drilling services	8,559	5,486	33,885	22,056
Depreciation and amortization	171,186	154,463	658,640	539,829
Selling, general and administrative	18,494	20,736	91,377	91,997
Gain on contract extinguishments, net	—	—	(21,202)	—

	589,443	527,570	2,205,339	1,891,096

Operating income	161,602	116,215	490,493	916,080

Other income (expense)
Interest expense, net of amount capitalized	(10,327)	(4,338)	(55,727)	(9,457)
Interest income and other, net	(1,691)	2,693	1,484	9,886

Income before income taxes	149,584	114,570	436,250	916,509
Income tax provision	(30,144)	(16,276)	(72,625)	(143,077)

Net income	119,440	98,294	363,625	773,432

Net income attributable to noncontrolling interests	7,563	464	7,273	(3)

Net income attributable to Noble Corporation	$127,003	$98,758	$370,898	$773,429

Net income per share
Basic	$0.50	$0.39	$1.46	$3.03
Diluted	$0.50	$0.39	$1.46	$3.02

NOBLE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	September 30,
	December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$239,196	$337,871
Accounts receivable	587,163	387,414
Prepaid expenses and other current assets	233,253	186,509

Total current assets	1,059,612	911,794

Property and equipment	15,037,112	12,643,866
Accumulated depreciation	(3,139,645)	(2,595,779)

Property and equipment, net	11,897,467	10,048,087

Other assets	538,080	342,506

Total assets	$13,495,159	$11,302,387

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$—	$80,213
Accounts payable	436,006	374,814
Accrued payroll and related costs	117,907	125,663
Taxes payable	94,920	96,448
Interest payable	54,419	40,260
Other current liabilities	123,928	84,049

Total current liabilities	827,180	801,447

Long-term debt	4,071,964	2,686,484
Deferred income taxes	242,791	258,822
Other liabilities	255,372	268,000

Total liabilities	5,397,307	4,014,753

Commitments and contingencies

Equity
Total shareholders’ equity	7,406,521	7,163,003
Noncontrolling interests	691,331	124,631

Total equity	8,097,852	7,287,634

Total liabilities and equity	$13,495,159	$11,302,387

NOBLE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	September 30,	September 30,
	Year Ended
	December 31,
	2011	2010
Cash flows from operating activities
Net income	$363,625	$773,432
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	658,640	539,829
Gain on contract extinguishments, net	(21,202)	—
Deferred income tax provision	(91,383)	(41,409)
Share-based compensation expense	31,904	34,930
Net change in other assets and liabilities	(182,600)	347,594

Net cash from operating activities	758,984	1,654,376

Cash flows from investing activities
New construction	(1,671,057)	(580,233)
Other capital expenditures	(657,286)	(656,539)
Major maintenance expenditures	(189,212)	(103,542)
Capitalized interest	(122,424)	(83,170)
Accrued capital expenditures and refunded deposits	99,689	139,185
Acquisition of FDR Holdings, Ltd., net of cash acquired	—	(1,629,644)

Net cash from investing activities	(2,540,290)	(2,913,943)

Cash flows from financing activities
Increase in bank credit facilities, net	935,000	40,000
Proceeds from issuance of senior notes, net of debt issuance costs	1,087,833	1,238,074
Contributions from joint venture partners	536,000	35,000
Payments of joint venture debt	(693,494)	—
Settlement of interest rate swaps	(29,032)	(6,186)
Par value reduction payments	(150,532)	(227,325)
Financing costs on credit facilities	(2,835)	—
Proceeds from employee stock transactions	9,924	11,828
Repurchases of employee shares surrendered for taxes	(10,233)	(10,116)
Repurchases of shares	—	(219,330)

Net cash from financing activities	1,682,631	861,945

Net change in cash and cash equivalents	(98,675)	(397,622)
Cash and cash equivalents, beginning of period	337,871	735,493

Cash and cash equivalents, end of period	$239,196	$337,871

NOBLE CORPORATION AND SUBSIDIARIES

FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT

(In thousands, except utilization amounts, operating days and average dayrates)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,						Three Months Ended September 30,
	2011			2010			2011
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$719,711	$—	$719,711	$614,418	$—	$614,418	$704,892	$—	$704,892
Reimbursables	18,046	(2,702)	15,344	19,179	489	19,668	14,646	2,792	17,438
Labor contract drilling services	—	15,881	15,881	—	8,816	8,816	—	15,564	15,564
Other	109	—	109	883	—	883	8	—	8

	$737,866	$13,179	$751,045	$634,480	$9,305	$643,785	$719,546	$18,356	$737,902

Operating costs and expenses
Contract drilling services	$382,562	$—	$382,562	$331,930	$—	$331,930	$358,547	$—	$358,547
Reimbursables	11,181	(2,539)	8,642	14,483	472	14,955	11,362	2,609	13,971
Labor contract drilling services	—	8,559	8,559	—	5,486	5,486	—	8,053	8,053
Depreciation and amortization	169,574	1,612	171,186	151,256	3,207	154,463	162,837	3,376	166,213
Selling, general and administrative	18,242	252	18,494	20,571	165	20,736	27,212	324	27,536

	$581,559	$7,884	$589,443	$518,240	$9,330	$527,570	$559,958	$14,362	$574,320

Operating income	$156,307	$5,295	$161,602	$116,240	$(25)	$116,215	$159,588	$3,994	$163,582

Operating statistics
Jackups:
Average Rig Utilization	86%			76%			82%
Operating Days	3,386			3,019			3,229
Average Dayrate	$89,049			$83,023			$89,352

Semisubmersibles
Average Rig Utilization	88%			69%			84%
Operating Days	1,134			826			1,086
Average Dayrate	$318,013			$241,483			$315,034

Drillships:
Average Rig Utilization	50%			90%			60%
Operating Days	277			495			329
Average Dayrate	$207,769			$302,753			$225,669

FPSO/Submersibles:
Average Rig Utilization	0%			11%			0%
Operating Days	—			31			—
Average Dayrate	$—			$465,616			$—

Total:
Average Rig Utilization	79%			73%			76%
Operating Days	4,797			4,371			4,644
Average Dayrate	$150,027			$140,554			$151,782

NOBLE CORPORATION AND SUBSIDIARIES

CALCULATION OF BASIC AND DILUTED NET INCOME

(In thousands, except per share amounts)

(Unaudited)

The following table sets forth the computation of basic and diluted net income per share:

	September 30,	September 30,	September 30,	September 30,
	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Allocation of net income
Basic
Net income attributable to Noble Corporation	$127,003	$98,758	$370,898	$773,429
Earnings allocated to unvested share-based payment awards	(1,221)	(952)	(3,727)	(7,497)

Net income to common shareholders—basic	$125,782	$97,806	$367,171	$765,932

Diluted
Net income attributable to Noble Corporation	$127,003	$98,758	$370,898	$773,429
Earnings allocated to unvested share-based payment awards	(1,219)	(950)	(3,719)	(7,481)

Net income to common shareholders—diluted	$125,784	$97,808	$367,179	$765,948

Weighted average number of shares outstanding—basic	251,636	250,687	251,405	253,123
Incremental shares issuable from assumed exercise of stock options	414	687	584	813

Weighted average number of shares outstanding—diluted	252,050	251,374	251,989	253,936

Weighted average unvested share-based payment awards	2,442	2,439	2,552	2,438

Earnings per share
Basic	$0.50	$0.39	$1.46	$3.03
Diluted	$0.50	$0.39	$1.46	$3.02